EXHIBIT 5.1



                           David M. Loev, Attorney at Law
                          6300 West Loop South, Suite 280
                               Bellaire, Texas 77401
                               713-524-4110 PHONE
                             713-524-4122 FACSIMILE

December 11, 2006

New Century Energy Corp.
5851 San Felipe, Suite 775
Houston, Texas 77057

Re:  Form  SB-2  Registration  Statement

Gentlemen:

You have requested that we furnished you our legal opinion with respect to the legality of the following described securities of New Century Energy Corp. (the "Company") covered by a Form SB-2 Registration Statement, (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

1.  8,408,065  shares  of  common  stock,  $.001  par  value  (the  "Shares").

In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

Based on the foregoing, it is our opinion that the Shares are validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the prospectus constituting a part of such Registration Statement.

                                         Sincerely,


                                        /s/ David  M. Loev

                                   David M. Loev, Attorney at Law